UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2019, Krystal Biotech, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to issue and sell shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Placement Shares”), from time to time during the term of the Sales Agreement, through an “at-the-market” equity offering program under which Cowen will act as the Company’s agent and/or principal.

Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitation on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made through The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock. In conducting such sales activities, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or Cowen may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions. Under the terms of the Sales Agreement, the Company may also sell Placement Shares to Cowen acting as principal for Cowen’s own account at prices agreed upon at the time of sale.

The Sales Agreement provides that Cowen will be entitled to compensation for its services in an amount of 3.00% of the gross proceeds of any Placement Shares sold under the Sales Agreement. The Company has no obligation to sell any Placement Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement.

The Placement Shares sold under the Sales Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 227632) and the base prospectus included therein. On the date hereof, the Company will file a prospectus supplement with the SEC in connection with the offer and sale of the Placement Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Morrison & Foerster LLP relating to the Placement Shares offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated as of March 12, 2019, between Krystal Biotech, Inc. and Cowen and Company, LLC.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	President and Chief Executive Officer